2012 Annual Report

ECB Bancorp, Inc. and Subsidiary

December 31, 2012

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Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

ECB Bancorp, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of ECB Bancorp, Inc. and Subsidiary (the “Company”) as of December 31, 2012 and 2011, and the related consolidated results of operations, statements of comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ECB Bancorp, Inc. and Subsidiary at December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to examine management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, and, accordingly, we do not express an opinion thereon.

/s/ Dixon Hughes Goodman LLP

Greenville, North Carolina

April 1, 2013

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ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

(Dollars in thousands, except per share data)

	2012	2011
ASSETS
Non-interest bearing deposits and cash	$15,940	$18,363
Interest-bearing deposits	61	63
Overnight investments	20,080	6,305
Total cash and cash equivalents	36,081	24,731
Investment securities available-for-sale, at fair value (cost of $293,034 and $338,685 at December 31, 2012 and 2011, respectively)	294,771	339,450
Loans held for sale	3,917	2,866
Loans	509,371	496,542
Allowance for loan losses	(10,272)	(12,092)
Loans, net	499,099	484,450

Real estate and repossessions acquired in settlement of loans, net	6,413	6,573
Federal Home Loan Bank common stock, at cost	3,790	3,456
Bank premises and equipment, net	25,569	26,289
Accrued interest receivable	4,342	5,308
Bank owned life insurance	12,156	11,778
Other assets	13,485	16,376
Total	$899,623	$921,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand, non-interest-bearing	$142,293	$135,732
Demand, interest-bearing	303,104	270,119
Savings	56,026	55,517
Time	250,243	336,277
Total deposits	751,666	797,645

Accrued interest payable	408	519
Short-term borrowings	42,942	11,679
Long-term obligations	16,000	25,500
Other liabilities	5,142	5,491
Total liabilities	816,158	840,834

Commitments and contingent liabilities

SHAREHOLDERS’ EQUITY
Preferred stock, Series A	17,620	17,454
Common stock, par value $3.50 per share	10,167	9,974
Capital surplus	26,024	25,873
Warrant	878	878
Retained earnings	27,855	25,926
Accumulated other comprehensive income	921	338
Total shareholders’ equity	83,465	80,443
Total	$899,623	$921,277
Common shares outstanding	2,904,841	2,849,841
Common shares authorized	50,000,000	50,000,000
Preferred shares outstanding	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000
Non-voting common shares authorized	2,000,000	2,000,000

See accompanying Notes to Consolidated Financial Statements.

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ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED RESULTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(Dollars in thousands, except per share data)

	2012	2011	2010
INTEREST INCOME
Interest and fees on loans	$26,139	$28,652	$30,745
Interest on investment securities:
Interest exempt from federal income taxes	887	485	1,541
Taxable interest income	6,742	7,862	7,464
Dividend income	65	34	44
Other interest	24	44	13
Total interest income	33,857	37,077	39,807
INTEREST EXPENSE
Deposits
Demand accounts	1,462	1,973	1,527
Savings	241	310	91
Time	4,512	6,925	9,392
Short-term borrowings	387	284	241
Long-term obligations	340	614	637
Total interest expense	6,942	10,106	11,888
Net interest income	26,915	26,971	27,919
Provision for loan losses	3,401	8,483	12,980
Net interest income after provision for loan losses	23,514	18,488	14,939
NON-INTEREST INCOME
Service charges on deposit accounts	3,707	3,262	3,418
Other service charges and fees	1,644	1,225	1,419
Mortgage origination fees	1,611	1,300	1,283
Net gain on sale of securities	5,277	2,631	5,508
Income from bank owned life insurance	378	324	297
Other operating income	249	203	215
Total non-interest income	12,866	8,945	12,140
NON-INTEREST EXPENSE
Salaries	11,886	10,869	9,832
Retirement and other employee benefits	3,748	2,814	2,924
Occupancy	2,096	2,041	1,876
Equipment	2,403	2,173	2,160
Professional fees	1,784	1,386	936
Supplies	184	238	221
Communications/Data lines	734	710	663
FDIC insurance	819	941	1,445
Other outside services	595	602	528
Net cost of real estate and repossessions acquired in settlement of loans	1,959	1,438	1,104
Data processing and related expenses	1,545	1,062	295
Securities purchase agreement termination fees	—	1,686	—
Contract early termination fees	—	—	1,141
Other operating expenses	4,236	4,041	3,860
Total non-interest expense	31,989	30,001	26,985
Income (loss) before income taxes	4,391	(2,568)	94
Income tax expense (benefit)	1,399	(1,544)	(766)
Net income (loss)	2,992	(1,024)	860
Preferred stock dividends	897	897	897
Accretion of discount	166	166	166
Income (loss) available (attributable) to common shareholders	$1,929	$(2,087)	$(203)
Net income (loss) per share—basic	$0.68	$(0.73)	$(0.07)
Net income (loss) per share—diluted	$0.68	$(0.73)	$(0.07)
Weighted average shares outstanding—basic	2,849,841	2,849,841	2,849,594
Weighted average shares outstanding—diluted	2,856,141	2,849,841	2,849,594

See accompanying Notes to Consolidated Financial Statements.

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ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(Dollars in thousands)

	2012	2011	2010

Net income (loss)	$2,992	$(1,024)	$860

Other comprehensive income (loss):

Investment securities available-for-sale:
Unrealized gains on available-for-sale securities arising during the period	6,249	6,050	1,116
Tax related to unrealized gains	(2,406)	(2,329)	(430)
Reclassification to realized gains	(5,277)	(2,631)	(5,508)
Tax related to realized gains	2,032	1,013	2,121

Defined benefit pension plan:
Net loss arising during period	(24)	(184)	—
Tax related to defined benefit pension plan	9	71	—
Total other comprehensive income (loss)	583	1,990	(2,701)

Total comprehensive income (loss)	$3,575	$966	$(1,841)

See accompanying Notes to Consolidated Financial Statements.

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ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(Dollars in thousands, except per share data)

	Preferred	Common stock		Common Stock	Capital	Retained	Accumulated other comprehensive
	Stock	Shares	Amount	warrant	surplus	earnings	income (loss)	Total
BALANCE—December 31, 2009	$17,122	2,847,881	$9,968	$878	$25,803	$29,555	$1,049	$84,375
Other comprehensive loss	—	—	—	—	—	—	(2,701)	(2,701)
Net income	—	—	—	—	—	860	—	860
Stock based compensation	—	—	—	—	36	—	—	36
Stock options exercised	—	1,960	6	—	13	—	—	19
Preferred stock accretion	166	—	—	—	—	(166)	—	—
Cash dividends on preferred stock	—	—	—	—	—	(897)	—	(897)
Cash dividends ($ .28 per share)	—	—	—	—	—	(798)	—	(798)
BALANCE—December 31, 2010	17,288	2,849,841	9,974	878	25,852	28,554	(1,652)	80,894
Other comprehensive income	—	—	—	—	—	—	1,990	1,990
Net loss	—	—	—	—	—	(1,024)	—	(1,024)
Stock based compensation	—	—	—	—	21	—	—	21
Preferred stock accretion	166	—	—	—	—	(166)	—	—
Cash dividends on preferred stock	—	—	—	—	—	(897)	—	(897)
Cash dividends ($ .19 per share)	—	—	—	—	—	(541)	—	(541)
BALANCE—December 31, 2011	$17,454	2,849,841	$9,974	$878	$25,873	$25,926	$338	$80,443
Other comprehensive income	—	—	—	—	—	—	583	583
Net income	—	—	—	—	—	2,992	—	2,992
Stock based compensation	—	—	—	—	344	—	—	344
Issuance of restricted stock	—	55,000	193	—	(193)	—	—	—
Preferred stock accretion	166	—	—	—	—	(166)	—	—
Cash dividends on preferred stock	—	—	—	—	—	(897)	—	(897)
BALANCE—December 31, 2012	$17,620	2,904,841	$10,167	$878	$26,024	$27,855	$921	$83,465

See accompanying Notes to Consolidated Financial Statements.

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ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(Dollars in thousands)

	Years Ended December 31,
	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,992	$(1,024)	$860
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,496	1,435	1,365
Amortization of premium on investment securities, net	4,603	3,372	2,084
Provision for loan losses	3,401	8,483	12,980
Deferred income taxes	1,032	(596)	(1,732)
Gain on sale of securities	(5,277)	(2,631)	(5,508)
Stock based compensation	344	21	36
Impairment of real estate and repossessions acquired in settlement of loans	1,229	875	366
Loss on sale of real estate and repossessions acquired in settlement of loans	209	363	638
Loss on disposal of premises and equipment	3	—	11
Impairment on cost method investment	300	—	—
Decrease (increase) in accrued interest receivable	966	(65)	(276)
Income from bank owned life insurance	(378)	(324)	(297)
Origination of loans held for sale	(59,330)	(53,778)	(35,452)
Proceeds from sale of loans held for sale	58,279	55,048	31,316
(Increase) decrease in other assets	1,208	805	(342)
Decrease in accrued interest payable	(111)	(112)	(490)
(Decrease) increase in other liabilities	(387)	(903)	2,130
Net cash provided by operating activities	10,579	10,969	7,689
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of investment securities classified as available-for-sale	360,191	147,698	191,192
Proceeds from maturities of investment securities classified as available-for-sale	38,625	51,050	55,657
Purchases of investment securities classified as available-for-sale	(352,491)	(262,291)	(281,964)
Redemption (purchase) of Federal Home Loan Bank common stock	(334)	1,115	545
Proceeds from disposal of premises and equipment	29	—	—
Purchases of premises and equipment	(808)	(1,088)	(2,285)
Proceeds from disposal of real estate and repossessions acquired in settlement of loans	3,116	3,266	2,775
Purchase of bank owned life insurance	—	(2,500)	—
Net loan repayments (originations)	(22,444)	54,910	(2,568)
Net cash provided (used) in investing activities	25,884	(7,840)	(36,648)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	(45,979)	11,704	31,211
Net increase (decrease) in borrowings	21,763	(8,830)	2,099
Dividends paid to common shareholders	—	(541)	(1,118)
Dividends paid on preferred stock	(897)	(897)	(897)
Net proceeds from stock options exercised	—	—	19
Net cash provided (used) by financing activities	(25,113)	1,436	31,314
Increase in cash and cash equivalents	11,350	4,565	2,355
Cash and cash equivalents at beginning of year	24,731	20,166	17,811
Cash and cash equivalents at end of year	$36,081	$24,731	$20,166

See accompanying Notes to Consolidated Financial Statements.

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ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 AND 2010

(Dollars in thousands)

	Years Ended December 31,
	2012	2011	2010
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES
Unrealized gains on available-for-sale securities, net of deferred taxes	$598	$2,103	$(2,702)
Post-retirement health insurance benefit adjustment, net of deferred taxes	$(15)	$(113)	$—
Transfer from long-term to short-term borrowings	$9,500	$9,000	$6,500
Cash dividends declared but not paid	$—	$—	$199
Transfer from investments to other assets	$—	$—	$250
Transfer from loans to real estate and repossessions acquired in settlement of loans	$4,394	$6,541	$3,270
Transfer from real estate and repossessions acquired in settlement of loans to bank premises and equipment	$—	$—	$398
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$7,053	$10,218	$12,378
Taxes paid	$—	$20	$1,792

See accompanying Notes to Consolidated Financial Statements.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)	Consolidation

The consolidated financial statements include the accounts of ECB Bancorp, Inc. (Bancorp) and its wholly owned subsidiary, The East Carolina Bank (the Bank) (collectively referred to hereafter as the Company). The Bank has one wholly-owned subsidiary, ECB Financial Services, Inc., which formerly provided courier services to the Bank but is currently inactive. All significant inter-company transactions and balances have been eliminated in consolidation.

(B)	Basis of Financial Statement Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and the reported amounts of income and expenses for the periods presented. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, real estate and repossessions acquired in settlement of loans, net, postretirement benefit obligation and supplemental executive retirement plan and the valuation of the deferred tax asset.

(C)	Business

Bancorp is a bank holding company incorporated in North Carolina on March 4, 1998. The principal activity of Bancorp is ownership of the Bank. The Bank provides financial services through its branch network located in eastern North Carolina. The Bank competes with other financial institutions and numerous other non-financial services commercial entities offering financial services products. The Bank is further subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities. The Company has no foreign operations, and the Company’s customers are principally located in eastern North Carolina.

(D)	Cash and Cash Equivalents

Cash and cash equivalents include demand and time deposits (with original maturities of ninety days or less) at other financial institutions and overnight investments. Overnight investments include federal funds sold which are generally outstanding for one-day periods. The Bank has $500 thousand which is included in cash and cash equivalents on deposit with First-Citizens Bank and Trust Company in which they have control of the funds in order to insure full collateralization of a letter of credit.

(E)	Investment Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Trading securities are recorded at fair value with changes in fair value included in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In determining whether other-than-temporary impairment exists, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(F)	Loans Held for Sale

Loans held for sale represent residential real estate loans originated by the mortgage department. Generally, commitments to sell these loans are made after the intent to proceed with mortgage applications are initiated with borrowers, and all necessary components of the loan are approved according to secondary market underwriting by the investor that purchases the loan. Loans held for sale are recorded at fair value when loans are originated and subsequently measured at the lower of cost or fair value. The Company is exposed to certain risks relating to its ongoing mortgage origination business. The Company enters into interest rate lock commitments and commitments to sell mortgages. The primary risks managed by derivative instruments are these interest rate lock commitments and forward-loan-sale commitments. Interest rate lock commitments are entered into to manage interest rate risk associated with the Company’s fixed rate loan commitments. The period of time between the issuance of a loan commitment and the closing and sale of the loan generally ranges from 10 to 60 days. Such interest rate lock commitments and forward-loan-sale commitments represent derivative instruments which are required to be carried at fair value. These derivative instruments do not qualify as hedges under the Derivatives and Hedging topic of the FASB Accounting Standards Codification. The fair value of the Company’s interest rate lock commitments are based on current secondary market pricing and included on the balance sheet in other assets and on the income statement in other service charges and fees. The balance of forward loan sales commitments is deemed insignificant. The gains and losses from the future sales of the mortgages is recognized when the Company, the borrower and the investor enter into the loan contract and the resulting gain or loss is recorded on the consolidated results of operations.

(G)	Loans

Loans are generally stated at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses and any deferred fees or costs. Loan origination fees net of certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual life of the related loans using the level-yield method.

Impaired loans are defined as those which management believes it is probable we will not collect all amounts due according to the contractual terms of the loan agreement, as well as those loans whose terms have been modified in a troubled debt restructuring.

Interest on loans is recorded based on the principal amount outstanding. The Company ceases accruing interest on loans (including impaired loans) when, in management’s judgment, the collection of interest appears doubtful or the loan is past due 90 days or more. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Management may return a loan classified as nonaccrual to accrual status when the obligation has been brought current, has performed in accordance with its contractual terms over an extended period of time, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Troubled debt restructurings (“TDRs”) are loans in which the borrower is experiencing financial difficulty at the time of restructure, and the Company has granted an economic concession to the borrower. Prior to modifying a borrower’s loan terms, the Company performs an evaluation of the borrower’s financial condition and ability to service under the potential modified loan terms. The types of concessions generally granted are extensions of the loan maturity date, reductions in the original contractual interest rate and forgiveness of principal. The Company measures the impairment loss of a TDR using the methodology for individually impaired loans. If a loan is accruing at the time of modification, the loan remains on accrual status and is subject to the Company’s charge-off and nonaccrual policies. If a loan is on nonaccrual before it is determined to be a TDR then the loan remains on nonaccrual. TDRs may be returned to accrual status if there has been at least a six month sustained period of repayment performance by the borrower.

(H)	Allowance for Loan Losses

The allowance for loan losses (AFLL) is established through provisions for losses charged against income. Loan amounts deemed to be uncollectible are charged against the AFLL, and subsequent recoveries, if any, are credited to the allowance. The AFLL represents management’s estimate of the amount necessary to absorb estimated probable losses in the loan portfolio. Management’s periodic evaluation of the adequacy of the allowance is based on individual loan reviews, past loan loss experience, economic conditions in the Company’s market areas, the fair value and adequacy of underlying collateral, and the growth and loss attributes of the loan portfolio. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Thus, future changes to the AFLL may be necessary based on the impact of changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s AFLL. Such agencies may require the Company to recognize adjustments to the AFLL based on their judgments about information available to them at the time of their examination.

In evaluating the allowance for loan losses, the Company prepares an analysis of its current loan portfolio through the use of historical loss rates, homogeneous risk analysis grouping to include probabilities for loss in each group by risk grade, estimation of years to impairment in each homogeneous grouping, analysis of internal credit processes, past due loan portfolio performance and overall economic conditions, both regionally and nationally.

Historical loss calculations for each homogeneous risk group are based on a three year average loss ratio calculation with the most recent quarter’s loss history included in the model. The impact is to more quickly recognize and increase the loss history in a respective grouping. For those groups with little or no loss history, management increases the historical factor through a positive adjustment to more accurately represent current economic conditions and their potential impact on that particular loan group.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Homogeneous loan groups are assigned risk factors based on their perceived loss potential, current economic conditions and on their respective risk ratings. The probability of loss is increased as the risk grade increases within each risk grouping to more accurately reflect the Bank’s exposure in that particular group of loans. The Bank utilizes a system of eight possible risk ratings. The risk ratings are established based on perceived probability of loss. Most loans risk rated “substandard”, “doubtful” and “loss” are removed from their homogeneous group and individually analyzed for impairment. Some smaller loans risk rated “substandard”, “doubtful” and “loss” with balances less than $100 thousand are not removed from their homogeneous group and individually analyzed for impairment. Other groups of loans based on loan size may be selected for impairment review. Loans are considered impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on either the fair value of the underlying collateral, the present value of the future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, or the estimated market value of the loan. In measuring the fair value of the collateral, management uses a comparison to the recent selling price of similar assets, which is consistent with those that would be utilized by unrelated third parties.

A portion of the Bank’s AFLL is not allocated to any specific category of loans. This general portion of the allowance reflects the elements of imprecision and estimation risk inherent in the calculation of the overall allowance. Due to the subjectivity involved in determining the overall allowance, including the portion determined through general qualitative and quantitative internal and external factors, the general portion may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance, including historical loss experience, current and expected economic conditions and geographic conditions. While the Company believes that our management uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments to the AFLL, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Because these factors and management’s assumptions are subject to change, the allocation is not necessarily indicative of future loan portfolio performance.

Unsecured loans are charged-off in full against the Company’s AFLL as soon as the loan becomes uncollectible. Unsecured loans are considered uncollectible when no regularly scheduled monthly payment has been made within three months, the loan matured over 90 days ago and has not been renewed or extended or the borrower files for bankruptcy. Secured loans are considered uncollectible when the liquidation of collateral is deemed to be the most likely source of repayment. Once secured loans reach 90 days past due, they are placed into non-accrual status. If the loan is deemed to be collateral dependent, the principal balance is written down immediately to reflect the current market valuation based on current independent appraisal. Included in the write-down is the estimated expense to liquidate the property and typically an additional allowance for the foreclosure discount.

(I)	Real Estate and Repossessions Acquired in Settlement of Loans

Real estate acquired in settlement of loans consists of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure. Real estate acquired in settlement of loans is recorded initially at estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charged to earnings if the estimated fair value of the property less estimated selling costs declines below the initial recorded value. Costs related to the improvement of the property are capitalized, whereas those related to holding the property are expensed. Such properties are held for sale and, accordingly, no depreciation or amortization expense is recognized. Repossessions are recorded at the lower of cost or market.

(J)	Membership/Investment in Federal Home Loan Bank Stock

The Company is a member of the Federal Home Loan Bank of Atlanta (FHLB). Membership, along with a signed blanket collateral agreement, provided the Company with the ability to draw $179.9 million and $184.3 million of advances from the FHLB at December 31, 2012 and 2011, respectively. At December 31, 2012 and 2011, the Company had outstanding advances totaling $53.5 million and $34.5 million, respectively, from the FHLB.

As a requirement for membership, the Company invests in stock of the FHLB in the amount of 1% of its outstanding residential loans or 5% of its outstanding advances from the FHLB, whichever is greater. Such stock is pledged as collateral for any FHLB advances drawn by the Company. At December 31, 2012 and 2011, the Company owned 37,901 and 34,558 shares, respectively, of the FHLB’s $100 par value capital stock. No ready market exists for such stock, which is carried at cost. Due to the redemption provisions of the FHLB, cost approximates market value.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(K)	Premises and Equipment

Land is carried at cost. Buildings and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets which range from 25 to 50 years for bank premises and 3 to 10 years for furniture and equipment. Construction in progress includes buildings and equipment carried at cost and depreciated once placed into service.

Maintenance, repairs, renewals and minor improvements are charged to expense as incurred. Major improvements are capitalized and depreciated.

(L)	Short-Term Borrowings

Short-term borrowings consist of securities sold under agreements to repurchase, overnight sweep accounts, federal funds purchased and short-term FHLB advances.

(M)	Long-Term Obligations

Long-term obligations consist of advances from FHLB with maturities greater than one year. Our long-term borrowing from the FHLB totaled $16.0 million on December 31, 2012, compared to $25.5 million long-term FHLB advances on December 31, 2011.

(N)	Income Taxes

The Company records income taxes using the asset and liability method. Under this method, deferred income taxes are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and gives current recognition to changes in tax rates and laws.

Tax positions are analyzed in accordance with generally accepted accounting principles and are discussed in Note 6. Interest recognized as a result of our analysis of tax positions would be classified as interest expense. Penalties would be classified as noninterest expense.

(O)	Advertising Costs

Advertising costs are expensed as incurred.

(P)	Stock Option Plan

The Company recognizes compensation cost relating to share-based payment transactions in the financial statements in accordance with generally accepted accounting principles. The cost is measured based on the fair value of the equity or liability instruments issued. The expense measures the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and recognizes the cost over the period the employee is required to provide services for the award.

During 2008, the Company adopted the 2008 Omnibus Equity Plan (the Plan) which replaced the expired 1998 Omnibus Stock Ownership and Long-Term Incentive Plan. The Plan provides for the issuance of up to an aggregate of 200,000 shares of common stock of the Company in the form of stock options, restricted stock awards and performance share awards. It is the Company’s policy to issue new shares to satisfy option exercises. Stock options generally vest one-third each year beginning three years after the grant date and expire after 10 years. However, certain grants vest one-third each year, beginning one year after the grant date. Restricted stock generally vests one-third each year beginning three years after the grant date.

On June 7, 2012, the stockholders of the Company approved amendments to the Company's 2008 Omnibus Equity Plan that would increase by 190,100 the number of shares reserved under the Plan, permit nonemployee directors of the Company to participate in the Plan and increase the types of awards available for approval under the Plan. These types of awards may include restricted stock units, stock appreciation rights or similar forms of equity compensation that are valued by reference to the Company’s common stock.

(Q)	Shares Outstanding and Net Income Per Share

A special meeting of the stockholders of the Company was held on October 12, 2011 at which the stockholders approved amending the Company’s Articles of Incorporation increasing the number of authorized shares of the Company’s common stock from 10,000,000 to 50,000,000 and to authorize 2,000,000 shares of a new class of mandatorily convertible non-voting common stock.

13

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Basic net income per share is calculated by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. For purposes of basic net income per share, unvested restricted stock is considered “contingently issuable” and is not included in the weighted average number of common shares outstanding.

Diluted net income per share is computed by assuming the issuance of common shares for all dilutive potential common shares outstanding during the reporting period. Restricted stock is considered outstanding for purposes of diluted net income per share. The amount of compensation cost attributed to future services and not yet recognized is considered “proceeds” using the treasury stock method. For the year ended December 31, 2012, diluted weighted average shares outstanding increased by 6,300 shares due to the dilutive impact of restricted stock. Restricted stock had no affect on diluted weighted-average shares outstanding for the years ended December 31, 2011 and December 31, 2010.

In computing diluted net income per share, it is assumed that all dilutive stock options are exercised during the reporting period at their respective exercise prices, with the proceeds from the exercises used by the Company to buy back stock in the open market at the average market price in effect during the reporting period. The difference between the number of shares assumed to be exercised and the number of shares bought back is added to the number of weighted-average common shares outstanding during the period. The sum is used as the denominator to calculate diluted net income per share for the Company. Diluted weighted-average shares outstanding did not increase for 2012 due to the exercise price was above the average market value of the Company’s stock for the period. Diluted weighted-average shares outstanding did not increase for 2011 and 2010 due to the Company’s reported net losses. As of December 31, 2012, 2011 and 2010 the warrant, covering approximately 145 thousand shares, issued to the U.S. Treasury Department was not included in the computation of diluted net income per share for the period because its exercise price exceeded the average market price of the Company’s stock for the periods.

The following is a reconciliation of the numerators and denominators used in computing basic and diluted net income (loss) per share.

	Year Ended December 31, 2012
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(Amounts in thousands, except per share data)
Basic net income per share	$1,929	2,850	$0.68
Effect of dilutive securities	—	6
Diluted net income per share	$1,929	2,856	$0.68

At December 31, 2012, there were 3 thousand options outstanding and a warrant covering 145 thousand shares, both with exercise prices above the average market value of the Company’s stock for the period.

	Year Ended December 31, 2011
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(Amounts in thousands, except per share data)
Basic net loss per share	$(2,087)	2,850	$(0.73)
Effect of dilutive securities	—	—
Diluted net loss per share	$(2,087)	2,850	$(0.73)

At December 31, 2011, there were 29 thousand options outstanding and a warrant covering 145 thousand shares, both with exercise prices above the average market value of the Company’s stock for the period.

14

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

	Year Ended December 31, 2010
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(Amounts in thousands, except per share data)
Basic net loss per share	$(203)	2,850	$(0.07)
Effect of dilutive securities	—	—
Diluted net loss per share	$(203)	2,850	$(0.07)

At December 31, 2010, there were 29 thousand options outstanding and a warrant covering 145 thousand shares, both with exercise prices above the average market value of the Company’s stock for the period.

(R)	Comprehensive Income

Comprehensive income is defined as the change in equity during a period for non-owner transactions and is divided into net income and other comprehensive income. Other comprehensive income includes revenues, expenses, gains, and losses that are excluded from earnings under current accounting standards. The components of other comprehensive income for the periods have been presented in the consolidated statements of comprehensive income (loss).

Accumulated other comprehensive income included the following as of December 31, 2012, and 2011:

	December 31, 2012
	Accumulated other comprehensive income (loss)	Deferred tax liability (asset)	Accumulated other comprehensive income (loss), net of tax
	(Dollars in thousands)
Unrealized gains on available-for-sale investment securities	$1,737	$(669)	$1,068
Funded status of defined benefit pension plan	(255)	108	(147)
	$1,482	$(561)	$921

	December 31, 2011
	Accumulated other comprehensive income (loss)	Deferred tax liability (asset)	Accumulated other comprehensive income (loss), net of tax
	(Dollars in thousands)
Unrealized gains on available-for-sale investment securities	$765	$(295)	$470
Funded status of defined benefit pension plan	(217)	85	(132)
	$548	$(210)	$338

(S)	New Accounting Pronouncements

The following is a summary of recent authoritative pronouncements:

In April 2011, the criteria used to determine effective control of transferred assets in the Transfers and Servicing topic of the Accounting Standards Codification (ASC) was amended by Accounting Standards Update (ASU) 2011-03. The requirement for the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms and the collateral maintenance implementation guidance related to that criterion were removed from the assessment of effective control. The other criteria to assess effective control were not changed. The amendments were effective for the Company on January 1, 2012 and had no effect on the Company’s financial statements.

15

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

ASU 2011-04 was issued in May 2011 to amend the Fair Value Measurement topic of the ASC by clarifying the application of existing fair value measurement and disclosure requirements and by changing particular principles or requirements for measuring fair value or for disclosing information about fair value measurements. The amendments were effective for the Company beginning January 1, 2012 and are included in Note 14.

The Comprehensive Income topic of the ASC was amended in June 2011 by ASU 2011-05. The amendment eliminates the option to present other comprehensive income as a part of the statement of changes in shareholders’ equity and requires consecutive presentation of the statement of net income and other comprehensive income. The amendments were applicable to the Company on January 1, 2012 and have been applied retrospectively. In December 2011, the topic was further amended to defer the effective date of presenting reclassification adjustments from other comprehensive income to net income on the face of the financial statements. Companies should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the amendments while FASB redeliberates future requirements. The FASB amended the Comprehensive Income topic of the ASC in February 2013. The amendments addresses reporting of amounts reclassified out of accumulated other comprehensive income. Specifically, the amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments do require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, in certain circumstances an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. The amendments will be effective for the Company on a prospective basis for reporting periods beginning after December 15, 2012 for public companies or December 15, 2013 for private companies. Early adoption is permitted. The Company does not expect these amendments to have a material effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

(T)	Reclassification

Certain reclassifications have been made to the prior period’s consolidated financial statements to place them on a comparable basis with the current year. Net income and shareholders’ equity previously reported were not affected by these reclassifications.

(U)	Subsequent Events

 In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the consolidated financial statements were issued.

Special Meeting of Shareholders

On March 20, 2013, ECB Bancorp, Inc. held a special meeting of shareholders at the Washington Civic Center, 110 Gladden Street, Washington, North Carolina 27889. At the meeting, ECB shareholders approved the following matters:

(1)	Approved and adopted the agreement and plan of merger entered into by ECB and Crescent, dated as of September 25, 2012;

(2)	Approved, in a non-binding advisory vote, of the compensation payable to the named executive officers of ECB in connection with the merger.

16

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

2.	INVESTMENT SECURITIES

The following is a summary of the securities portfolio by major classification:

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available-for-sale:
Government-sponsored enterprises and FFCB bonds	$55,477	$26	$(263)	$55,240
Obligations of states and political subdivisions	17,806	678	(10)	18,474
Mortgage-backed securities	73,278	432	(50)	73,660
SBA-backed securities	105,439	1,250	(343)	106,346
Corporate bonds	41,034	128	(111)	41,051
	$293,034	$2,514	$(777)	$294,771

	December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available-for-sale:
Government-sponsored enterprises and FFCB bonds	$1,003	$29	$-	$1,032
Obligations of states and political subdivisions	27,855	863	-	28,718
Mortgage-backed securities	130,949	1,460	(117)	132,292
SBA-backed securities	146,195	774	(332)	146,637
Corporate bonds	32,683	88	(2,000)	30,771
	$338,685	$3,214	$(2,449)	$339,450

Gross realized gains and losses on sales of securities for the years ended December 31, 2012, 2011 and 2010 were as follows:

	2012	2011	2010
	(Dollars in thousands)
Gross realized gains	$6,571	$2,795	$5,943
Gross realized losses	(1,294)	(164)	(435)
Net realized (losses) gains	$5,277	$2,631	$5,508

Impairment of Certain Investments in Debt and Equity Securities. The following tables set forth the amount of unrealized losses at December 31, 2012 and 2011 (that is, the amount by which cost or amortized cost exceeds fair value), and the related fair value of investments with unrealized losses, none of which are considered to be other-than-temporarily impaired. The tables are segregated into investments that have been in a continuous unrealized-loss position for less than 12 months from those that have been in a continuous unrealized-loss position for 12 months or longer.

December 31, 2012

	Less Than 12 Months		12 Months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds	$40,212	$263	$—	$—	$40,212	$263
Obligations of states and political subdivisions	3,620	10	—	—	3,620	10
Mortgage-backed securities	9,254	50	—	—	9,254	50
SBA-backed securities	23,106	338	1,8810	5	24,987	343
Corporate bonds	20,478	62	2,451	49	22,929	111
Total	$96,670	$723	$4,332	$54	$101,002	$777

17

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

December 31, 2011

	Less Than 12 Months		12 Months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
Mortgage-backed securities	$25,011	$81	$2,880	$36	$27,891	$117
SBA-backed securities	62,543	332	—	—	62,543	332
Corporate bonds	11,824	485	13,755	1,515	25,579	2,000
Total	$99,378	$898	$16,635	$1,551	$116,013	$2,449

As of December 31, 2012 and December 31, 2011, management concluded that the unrealized losses presented above, which consisted of forty securities at December 31, 2012 and fifty securities at December 31, 2011, are temporary in nature since they are not related to the underlying credit quality of the issuers, and the Company has the intent to hold these investments for a time necessary to recover their cost and it is not likely that the Company would be required to sell prior to recovery. The forty securities at December 31, 2012 were comprised of fifteen government-sponsored enterprises and FFCB bonds, two obligations of states and political subdivisions, three mortgage-backed securities, twelve corporate bonds and eight SBA-backed securities. The fifty securities at December 31, 2011 were comprised of twelve mortgage-backed securities, twelve corporate bonds and twenty-six SBA-backed securities. The losses above are on debt securities that have contractual maturity dates and are primarily related to market interest rates. All unrealized losses on investment securities are not considered to be other-than-temporary, because they are related to changes in interest rates, lack of liquidity and demand in the general investment market and do not affect the expected cash flows of the underlying collateral or the issuer. The Bank’s mortgage-backed securities are all backed by government sponsored enterprises or agencies. The Bank does not own any private label mortgage-backed securities.

At December 31, 2012 and December 31, 2011, the balance of FHLB stock held by the Company was $3.8 million and $3.5 million, respectively.  The FHLB paid a dividend for the third quarter of 2012 with an annualized rate of 2.43%. The dividend rate was equal to the average three month LIBOR for the period of July 1, 2012 to September 30, 2012 plus 2.00%, and was applicable to capital stock held during that period. Management believes that its investment in FHLB stock was not other-than-temporarily impaired as of December 31, 2012 or December 31, 2011.  However, there can be no assurance that the impact of recent or future legislation on the Federal Home Loan Banks will not also cause a decrease in the value of the FHLB stock held by the Company.

The aggregate amortized cost and fair value of the available-for-sale securities portfolio at December 31, 2012 by remaining contractual maturity are as follows:

	Amortized Cost	Fair Value
	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds:
Due in five through ten years	$40,496	$40,323
Due after ten years	14,981	14,917
Obligations of states and political subdivisions:
Due in one through five years	1,707	1,783
Due in five through ten years	4,192	4,435
Due after ten years	11,907	12,256
Mortgage-backed securities:
Due in one through five years	1,073	1,086
Due in five through ten years	37,347	37,534
Due after ten years	34,858	35,040
SBA-backed securities:
Due in five through ten years	1,671	1,697
Due after ten years	103,768	104,649
Corporate bonds:
Due in one through five years	31,619	31,628
Due five through ten years	9,415	9,423
Total securities	$293,034	$294,771

18

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Securities with an amortized cost of $225.9 million at December 31, 2012 were pledged as collateral. Of this total, amortized cost of $68.2 million and fair value of $69.0 million were pledged as collateral for FHLB advances.

The aggregate amortized cost and fair value of the available-for-sale securities portfolio at December 31, 2011 by remaining contractual maturity are as follows:

	Amortized Cost	Fair Value
	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds:
Due in one through five years	$3	$28
Due in five through ten years	1,000	1,004
Obligations of states and political subdivisions:
Due in one year or less	250	252
Due in one through five years	961	1,033
Due in five through ten years	11,768	12,083
Due after ten years	14,876	15,350
Mortgage-backed securities:
Due in five through ten years	7,415	7,490
Due after ten years	123,534	124,802
SBA-backed securities:
Due in five through ten years	2,967	3,007
Due after ten years	143,228	143,630
Corporate bonds:
Due in one through five years	13,338	13,081
Due five through ten years	19,345	17,690
Total securities	$338,685	$339,450

Securities with an amortized cost of $197.6 million at December 31, 2011 were pledged as collateral. Of this total, amortized cost of $47.4 million and fair value of $48.0 million were pledged as collateral for FHLB advances.

3.	LOANS

Loans at December 31, 2012 and 2011 classified by type are as follows:

	2012	2011
	(Dollars in thousands)
Real estate loans:
Construction and land development	$65,198	$67,232
Secured by farmland	27,959	29,947
Secured by residential properties	107,686	110,238
Secured by nonfarm, nonresidential properties	209,395	203,287
Consumer installment	5,842	6,485
Credit cards and related plans	1,610	1,660
Commercial and all other loans:
Commercial and industrial	51,895	45,649
Loans to finance agricultural production	31,848	21,524
All other loans	8,040	10,587
	509,473	496,609
Less deferred fees and costs, net	(102)	(67)
	$509,371	$496,542

Included in the above:
Nonaccrual loans	$16,192	$15,973
Restructured loans [1]	9,583	9,596

1.	Restructured loans includes loans restructured and still accruing. The Company is not committed to advance additonal funds on restructured loans.

19

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

There were no loans outstanding that were past due ninety days or more that were still accruing at December 31, 2012 or December 31, 2011.

The Bank, through its normal lending activity, originates and maintains loans receivable that are substantially concentrated in the Eastern region of North Carolina, where its offices are located. The Bank’s policy calls for collateral or other forms of repayment assurance to be received from the borrower at the time of loan origination. Such collateral or other form of repayment assurance is subject to changes in economic value due to various factors beyond the control of the Bank, and such changes could be significant.

The Bank's loan policies and procedures establish the basic guidelines governing its lending operations. The guidelines address the type of loans that the Bank seeks, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower's total outstanding indebtedness to the Bank, including any indebtedness as a guarantor. The policies are reviewed and approved at least annually by the Board of Directors of the Bank. The Bank supplements its own supervision of the loan underwriting and approval process with periodic loan reviews by independent, outside professionals experienced in loan review. On an annual basis, the Board of Directors of the Bank determines officers’ lending authority. Authorities may include loans, letters of credit, overdrafts, uncollected funds and such other authorities as determined by the Board of Directors.

Responsibility for loan underwriting resides with the Chief Credit Officer (“CCO”) position. This position is responsible for loan underwriting and approval. This is accomplished through individual lender approval authorities with supervision by Credit Policy Officers who review and approve loans which exceed the lender’s authority. Also, all Special Mention and Classified loans are reviewed quarterly. Detailed, written action plans are updated by the lenders and those plans are reviewed by a joint committee consisting of Regional Managers, Credit Policy Officers, CCO, Commercial Banking Manager and Special Assets Manager.

The following describe the risk characteristics relevant to each of the portfolio segments.

Real Estate Loans.    Our real estate loan classification includes all loans secured by real estate. Real estate loans include loans made to purchase, construct or improve residential or commercial real estate, and for real estate development purposes. However, many of our real estate loans, while secured by real estate, were made for various other commercial, agricultural and consumer purposes (which may or may not be related to our real estate collateral). This generally reflects our efforts to reduce credit risk by taking real estate as primary or additional collateral, whenever possible, without regard to loan purpose. Substantially all of our real estate loans are secured by real property located in or near our banking markets. We make long-term residential mortgage loans through our mortgage department. These loans are held for sale and we generally hold these loans for a short period of time of approximately ten days. This allows us to make long-term residential loans available to our customers and generate fee income but avoid most risks associated with those loans.

 Construction and land development loans involve special risks because loan funds are advanced on the security of houses or other improvements that are under construction and are of uncertain value before construction is complete. For that reason, it is more difficult to evaluate accurately the total loan funds required to complete a project and the related loan-to-value ratios. To reduce these risks, we generally limit loan amounts to 85% of the projected “as built” appraised values of our collateral on completion of construction. For larger projects, we include amounts for contingencies in our construction cost estimates. We generally require a qualified permanent financing commitment from an outside lender unless we have agreed to convert the construction loan to permanent financing ourselves.

Loans secured by farmland are made to agricultural customers for the purpose of acquisition or improvement of farmland. The loans are typically secured by land which is cultivated for primarily row crop production and related interests, such as grain elevator facilities and farming operations buildings. Repayment of loans secured by farmland may depend on successful crop production or other farm related operations.

Residential loans may be made at fixed or variable interest rates, and they generally have maturities that do not exceed five years and provide for payments based on amortization schedules of less than twenty years. Loans with a maturity of more than five years or that are based on an amortization schedule of more than five years generally will include contractual provisions that allow us to call the loan in full, or provide for a “balloon” payment in full, at the end of a period of no more than five years.

Nonfarm and nonresidential loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Repayment of commercial real estate loans may depend on the successful operation of income producing properties, a business, or a real estate project and, therefore, may, to a greater extent than in the case of other loans, be subject to the risk of adverse conditions in the economy generally or in the real estate market in particular.

20

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Consumer Installment Loans, Credit Cards and Related Plans.    Our consumer installment loans consist primarily of loans for various consumer purposes, as well as the outstanding balances of non-real estate secured consumer revolving credit accounts. A majority of these loans are secured by liens on various personal assets of the borrowers, but they also may be made on an unsecured basis. Consumer loans generally are made at fixed interest rates and with maturities or amortization schedules that generally do not exceed five years. Consumer installment loans involve greater risks than other loans, particularly in the case of loans that are unsecured or secured by depreciating assets. When damage or depreciation reduces the value of our collateral below the unpaid balance of a defaulted loan, repossession may not result in repayment of the entire outstanding loan balance. The resulting deficiency may not warrant further substantial collection efforts against the borrower. In connection with consumer lending in general, the success of our loan collection efforts is highly dependent on the continuing financial stability of our borrowers, and our collection of consumer installment loans may be more likely to be adversely affected by a borrower’s job loss, illness, personal bankruptcy or other change in personal circumstances than is the case with other types of loans.

Commercial and Industrial and Agricultural Loans.    Our commercial and industrial loans and loans to finance agriculture includes loans to small- and medium-sized businesses and individuals for working capital, equipment purchases and various other business and agricultural purposes. These loans generally are secured by business assets, such as inventory, accounts receivable, equipment or similar assets, but they also may be made on an unsecured basis. Commercial and industrial loans typically are made on the basis of the borrower’s ability to make repayment from business cash flow. As a result, the ability of borrowers to repay commercial loans may be substantially dependent on the success of their businesses, and the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as real estate.

At December 31, 2012 and 2011, included in mortgage, commercial, and residential loans were loans collateralized by owner-occupied residential real estate of approximately $51.1 million and $53.2 million, respectively.

Loans with a book value of approximately $25.3 million at December 31, 2012 are pledged as eligible collateral for FHLB advances. Loans with a book value of approximately $25.8 million at December 31, 2011 were pledged as eligible collateral for FHLB advances.

21

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

4.	CREDIT QUALITY OF LOANS AND ALLOWANCE FOR LOAN LOSSES

During 2012, the following circumstances occurred which represent the primary factors contributing to changes in the AFLL from 2011 to 2012:

•	The Company experienced a reduction in the CLD (Construction, Land and Development) portfolio from $67.1 million as of December 31, 2011 to $65.1 million as of December 31, 2012. Net charge-offs decreased in CLD loans from $5.1 million in 2011 to $2.4 million in 2012.

•	Also, growth in loans during 2012 has been driven by an increase in loans to finance agriculture production which have 0% loss rates over the last two years. Loans to finance agriculture production increased $10.4 million in 2012.

During 2011, the following circumstances occurred which represent the primary factors contributing to changes in the AFLL from 2010 to 2011:

•	The Company experienced a significant decline in the outstanding balance of CLD loans as well as commercial and industrial loans. Additionally, the overall risk grade of the remaining loans within these segments has improved. Given the significance of historical loss rates attributable to these loan segments, the declining loan balances and improved average risk grades had a substantial impact on our general reserves, effectively lowering them by approximately 41 basis points, or $1.9 million, as compared to prior year end.

•	During 2011, management also conducted an impairment migration study using the Bank’s historical data from the preceding two years. From this study we determined that our years to impairment AFLL model assumption should be reduced in all but two of our loan segments. Management also evaluated the AFLL model’s unallocated internal and external qualitative factor percentages during 2011. In doing so, we determined that certain internal controls of the credit function had strengthened, thereby resulting in specific internal factors which have been scored to ensure they were consistent with such improved Bank policies and procedures. We further determined that increases in certain internal and external factors were warranted, primarily as a result of continued suppressed market conditions and trends in portfolio key performance indicators. Overall, our net internal and external qualitative factors increased by approximately 47 basis points, or $2.1 million, as compared to the prior year end.

22

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

4.	CREDIT QUALITY OF LOANS AND ALLOWANCE FOR LOAN LOSSES

The following tables summarize the balances by loan category of the allowance for loan losses with changes arising from charge-offs, recoveries and provision expense for the years ending December 31, 2012, 2011, and 2010:

Allowance for Loan Losses

As of December 31, 2012

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative Portion	Total
	(Dollars in thousands)
Beginning balance	$3,655	$15	$2,418	$1,740	$46	$18	$555	$115	$26	$3,504	$12,092
Charge-offs	(2,814)	—	(719)	(1,260)	(50)	(27)	(778)	—	(206)	—	(5,854)
Recoveries	365	—	72	16	15	4	23	—	138	—	633
Provisions	1,921	(2)	197	674	142	69	860	(15)	101	(546)	3,401
Ending Balance	$3,127	$13	$1,968	$1,170	$153	$64	$660	$100	$59	$2,958	$10,272
Ending Balance
Individually evaluated for impairment	$301	$—	$565	$326	$—	$—	$—	$13	$—	$—	$1,205
Ending Balance
Collectively evaluated for impairment	$2,826	$13	$1,403	$844	$153	$64	$660	$87	$59	$2,958	$9,067
Loans
Ending Balance	$65,099	$27,911	$107,829	$209,146	$5,967	$1,611	$51,903	$31,862	$8,043	$—	$509,371
Ending Balance: individually evaluated for impairment	$7,441	$620	$7,012	$15,595	$—	$—	$200	$131	$—	$—	$30,999
Ending Balance: collectively evaluated for impairment	$57,658	$27,291	$100,817	$193,551	$5,967	$1,611	$51,703	$31,731	$8,043	$—	$478,372

23

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Allowance for Loan Losses

As of December 31, 2011

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative Portion	Total
	(Dollars in thousands)
Beginning balance	$6,168	$28	$3,450	$1,007	$12	$21	$882	$18	$139	$1,522	$13,247
Charge-offs	(5,150)	—	(1,985)	(1,887)	(20)	(294)	(385)	—	(237)	—	(9,958)
Recoveries	10	—	12	43	5	3	103	—	144	—	320
Provisions	2,627	(13)	941	2,577	49	288	(45)	97	(20)	1,982	8,483
Ending Balance	$3,655	$15	$2,418	$1,740	$46	$18	$555	$115	$26	$3,504	$12,092
Ending Balance
Individually evaluated for impairment	$637	$—	$480	$1,181	$—	$—	$165	$—	$—	$—	$2,463
Ending Balance
Collectively evaluated for impairment	$3,018	$15	$1,938	$559	$46	$18	$390	$115	$26	$3,504	$9,629
Loans
Ending Balance	$67,127	$29,890	$110,374	$203,063	$6,620	$1,661	$45,679	$21,539	$10,589	$—	$496,542
Ending Balance: individually evaluated for impairment	$10,074	$—	$5,514	$14,029	$—	$—	$561	$1,111	$—	$—	$31,289
Ending Balance: collectively evaluated for impairment	$57,053	$29,890	$104,860	$189,034	$6,620	$1,661	$45,118	$20,428	$10,589	$—	$465,253

24

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

4.	CREDIT QUALITY OF LOANS AND ALLOWANCE FOR LOAN LOSSES, continued

Allowance for Loan Losses

As of December 31, 2010

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative & Quantitative Portion	Total
	(Dollars in thousands)
Beginning balance	$4,623	$25	$2,383	$541	$23	$13	$523	$16	$169	$1,409	$9,725
Charge-offs	(5,977)	—	(2,022)	(213)	(54)	(11)	(1,191)	—	(277)	—	(9,745)
Recoveries	111	—	19	—	7	1	19	—	130	—	287
Provisions	7,411	3	3,070	679	36	18	1,531	2	117	113	12,980
Ending Balance	$6,168	$28	$3,450	$1,007	$12	$21	$882	$18	$139	$1,522	$13,247
Ending Balance
Individually evaluated for impairment	$803	$—	$916	$546	$—	$—	$102	$—	$—	$—	$2,367
Ending Balance
Collectively evaluated for impairment	$5,365	$28	$2,534	$461	$12	$21	$780	$18	$139	$1,522	$10,880
Loans
Ending Balance	$90,145	$26,661	$120,278	$217,709	$4,209	$2,261	$60,238	$28,215	$17,915	$—	$567,631
Ending Balance: individually evaluated for impairment	$15,940	$—	$6,103	$3,812	$—	$—	$397	$—	$—	$—	$26,252
Ending Balance: collectively evaluated for impairment	$74,205	$26,661	$114,175	$213,897	$4,209	$2,261	$59,841	$28,215	$17,915	$—	$541,379

25

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Loans are closely monitored by management for changes in quality. This monitoring includes assessing the appropriateness of the credit quality indicator in relation to the risk of the loan. Management uses the following indicators to grade the risk of each loan based on a system of eight possible ratings.

Pass: Include loans that are risk rated one through three. The primary source of repayment for pass loans is very likely to be sufficient, with secondary sources readily available; strong financial position; minimal risk; profitability, liquidity and capitalization are better than industry norms.

Weak Pass: Include loans that are risk rated four. The asset quality for weak pass assets is generally acceptable. Primary source of loan repayment is acceptable and secondary sources are likely to be realized, if needed; acceptable business credit, but borrowers’ operations, cash flow, or financial condition evidence more than average risk; requires above average levels of supervision and attention from Loan Officer. The source of increased risk has been identified, can be effectively managed/corrected, and the increased risk is not significant to warrant a more severe rating.

Special Mention: Include loans that are risk rated five. A special mention asset is considered to be high risk due to potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special mention assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

Substandard: Include loans that are risk rated six through eight. Loans rated as substandard are considered to be very high risk. A substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weakness that jeopardizes the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Some loans that are substandard do not meet the definition of an impaired loan and therefore are not deemed impaired.

The following tables present loans as of December 31, 2012 and December 31, 2011 classified by risk type:

Credit Quality Indicators

As of December 31, 2012

	Pass	Weak Pass	Special Mention	Substandard	Total
	(Dollars in thousands)
Real Estate – Construction and Land Development Loans	$31,177	$21,511	$4,481	$7,930	$65,099
Real Estate – Secured by Farmland	21,527	3,951	1,813	620	27,911
Real Estate – Secured by Residential Properties	61,746	31,207	7,002	7,874	107,829
Real Estate – Secured by Nonfarm Nonresidential	99,118	71,743	19,625	18,660	209,146
Consumer Installment	3,831	1,748	320	68	5,967
Credit Cards and Related Plans	861	529	219	2	1,611
Commercial and Industrial	27,025	19,666	4,316	896	51,903
Loans to Finance Agriculture Production	25,994	5,446	291	131	31,862
All Other Loans	3,745	4,298	-	-	8,043
Total	$275,024	$160,099	$38,067	$36,181	$509,371

26

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Credit Quality Indicators

As of December 31, 2011

	Pass	Weak Pass	Special Mention	Substandard	Total
	(Dollars in thousands)
Real Estate – Construction and Land Development Loans	$27,833	$23,237	$4,853	$11,204	$67,127
Real Estate – Secured by Farmland	22,008	4,430	3,452	-	29,890
Real Estate – Secured by Residential Properties	60,121	31,146	12,302	6,805	110,374
Real Estate – Secured by Nonfarm Nonresidential	90,099	75,384	18,663	18,917	203,063
Consumer Installment	4,025	2,212	254	129	6,620
Credit Cards and Related Plans	850	529	279	3	1,661
Commercial and Industrial	25,133	16,146	2,686	1,714	45,679
Loans to Finance Agriculture Production	16,473	3,290	584	1,192	21,539
All Other Loans	3,171	7,393	25	-	10,589
Total	$249,713	$163,767	$43,098	$39,964	$496,542

The following tables summarize the past due loans by category as of December 31, 2012 and December 31, 2011:

Past Due Loans

As of December 31, 2012

	30 -59 Days Past Due	60 -89 Days Past Due	Greater than 89 Days (1)	Total Past Due	Current	Total
	(Dollars in thousands)
Real Estate Construction and Land Development	$255	$191	$3,252	$3,698	$61,401	$65,099
Real Estate Secured by Farmland	-	-	-	-	27,911	27,911
Real Estate Secured by Residential Properties	503	147	874	1,524	106,305	107,829
Real Estate Secured by Nonfarm Nonresidential	302	859	7,340	8,501	200,645	209,146
Consumer Installment	30	4	10	44	5,923	5,967
Credit Cards and Related Plans	1	1	-	2	1,609	1,611
Commercial and Industrial	561	-	313	874	51,029	51,903
Loans to Finance Agricultural Production	-	131	-	131	31,731	31,862
All Other Loans	-	-	-	-	8,043	8,043
Total	$1,652	$1,333	$11,789	$14,774	$494,597	$509,371
Non-accrual loans included in above totals	$36	$927	$11,789	$12,752	$3,440	$16,192

(1)	There were no loans outstanding that were past due ninety days or more that were still accruing at December 31, 2012.

27

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Past Due Loans

As of December 31, 2011

	30 -59 Days Past Due	60 -89 Days Past Due	Greater than 89 Days (1)	Total Past Due	Current	Total
	(Dollars in thousands)
Real Estate Construction and Land Development	$447	$198	$6,142	$6,787	$60,340	$67,127
Real Estate Secured by Farmland	-	-	-	-	29,890	29,890
Real Estate Secured by Residential Properties	1,055	993	1,278	3,326	107,048	110,374
Real Estate Secured by Nonfarm Nonresidential	2,357	-	4,446	6,803	196,260	203,063
Consumer Installment	65	-	22	87	6,533	6,620
Credit Cards and Related Plans	2	2	-	4	1,657	1,661
Commercial and Industrial	294	-	205	499	45,180	45,679
Loans to Finance Agricultural Production	-	-	-	-	21,539	21,539
All Other Loans	-	-	-	-	10,589	10,589
Total	$4,220	$1,193	$12,093	$17,506	$479,036	$496,542
Non-accrual loans included in above totals	$1,426	$588	$12,093	$14,107	$1,866	$15,973

(1)	There were no loans outstanding that were past due ninety days or more that were still accruing at December 31, 2011.

28

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

The following tables present impaired loans as of December 31, 2012, 2011 and 2010. The recorded investment balance includes the loan balance and accrued interest. The deferred fees that have yet to be recognized are not material for both periods.

Impaired Loans

As of December 31, 2012

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
With no related allowance recorded:
Real Estate Construction and Land Development	$5,363	$8,299	$-	$5,209	$101
Real Estate Secured by Farmland	648	620	-	252	11
Real Estate Secured by Residential Properties	1,520	1,723	-	1,881	64
Real Estate Secured by Nonfarm Nonresidential	10,719	11,387	-	9,276	200
Consumer Installment	-	-	-	-	-
Credit Cards and Related Plans	-	-	-	-	-
Commercial and Industrial	200	200	-	248	12
Loans to Finance Agricultural Production	-	-	-	146	9
All Other Loans	-	-	-	-	-
Total impaired loans with no related allowance recorded	$18,450	$22,229	$-	$17,012	$397

With an allowance recorded:
Real Estate Construction and Land Development	$2,088	$2,534	$301	$3,306	64
Real Estate Secured by Farmland	-	-	-	-	-
Real Estate Secured by Residential Properties	5,507	5,495	565	5,368	183
Real Estate Secured by Nonfarm Nonresidential	4,884	5,247	326	6,453	139
Consumer Installment	-	-	-	-	-
Credit Cards and Related Plans	-	-	-	-	-
Commercial and Industrial	-	-	-	71	4
Loans to Finance Agricultural Production	131	131	13	22	1
All Other Loans	-	-	-	-	-
Total impaired loans with related allowance recorded	$12,610	$13,407	$1,205	$15,220	$391

Total
Construction and Land Development	$7,451	$10,833	$301	$8,505	$165
Residential	7,027	7,218	565	7,249	247
Commercial	16,582	17,585	339	16,478	376
Consumer	-	-	-	-	-
Total impaired loans	$31,060	$35,636	$1,205	$32,232	$788

29

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Impaired Loans

As of December 31, 2011

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
With no related allowance recorded:
Real Estate Construction and Land Development	$6,280	$11,137	$-	$7,940	$143
Real Estate Secured by Farmland	-	-	-	-	-
Real Estate Secured by Residential Properties	2,135	2,611	-	3,575	77
Real Estate Secured by Nonfarm Nonresidential	7,075	7,484	-	3,209	98
Consumer Installment	-	-	-	-	-
Credit Cards and Related Plans	-	-	-	-	-
Commercial and Industrial	379	500	-	364	14
Loans to Finance Agricultural Production	1,109	1,110	-	93	6
All Other Loans	-	-	-	-	-
Total impaired loans with no related allowance recorded	$16,978	$22,842	$-	$15,181	$338

With an allowance recorded:
Real Estate Construction and Land Development	$3,806	$3,794	$637	$6,410	$116
Real Estate Secured by Farmland	-	-	-	-	-
Real Estate Secured by Residential Properties	3,391	3,382	480	4,099	89
Real Estate Secured by Nonfarm Nonresidential	6,976	6,957	1,181	4,550	139
Consumer Installment	-	-	-	-	-
Credit Cards and Related Plans	-	-	-	150	5
Commercial and Industrial	186	186	165	625	24
Loans to Finance Agricultural Production	-	-	-	-	-
All Other Loans	-	-	-	-	-
Total impaired loans with related allowance recorded	$14,359	$14,319	$2,463	$15,834	$373

Total
Construction and Land Development	$10,086	$14,931	$637	$14,350	$259
Residential	5,526	5,993	480	7,674	166
Commercial	15,725	16,237	1,346	8,841	281
Consumer	-	-	-	150	5
Total impaired loans	$31,337	$37,161	$2,463	$31,015	$711

30

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Impaired Loans

As of December 31, 2010

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
With no related allowance recorded:
Real Estate Construction and Land Development	$9,212	$13,354	$-	$9,146	$190
Real Estate Secured by Farmland	-	-	-	-	-
Real Estate Secured by Residential Properties	2,700	2,972	-	3,909	81
Real Estate Secured by Nonfarm Nonresidential	1,029	1,097	-	5,662	117
Consumer Installment	-	-	-	-	-
Credit Cards and Related Plans	-	-	-	-	-
Commercial and Industrial	218	217	-	385	8
Loans to Finance Agricultural Production	-	-	-	-	-
All Other Loans	-	-	-	-	-
Total impaired loans with no related allowance recorded	$13,159	$17,640	$-	$19,102	$396

With an allowance recorded:
Real Estate Construction and Land Development	$6,771	$9,497	$803	$6,571	$136
Real Estate Secured by Farmland	-	-	-	-	-
Real Estate Secured by Residential Properties	3,411	3,405	915	3,312	69
Real Estate Secured by Nonfarm Nonresidential	2,794	2,784	546	1,241	26
Consumer Installment	-	-	-	-	-
Credit Cards and Related Plans	-	-	-	-	-
Commercial and Industrial	179	199	102	925	19
Loans to Finance Agricultural Production	-	-	-	-	-
All Other Loans	-	-	-	-	-
Total impaired loans with related allowance recorded	$13,155	$15,885	$2,366	$12,049	$250

Total
Construction and Land Development	$15,983	$22,851	$803	$15,717	$326
Residential	6,111	6,377	915	7,221	150
Commercial	4,220	4,297	648	8,213	170
Consumer	-	-	-	-	-
Total impaired loans	$26,314	$33,525	$2,366	$31,151	$646

31

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

The following table presents nonaccrual loans as of December 31, 2012 and December 31, 2011 by loan category:

Nonaccrual Loans

	December 31, 2012	December 31, 2011
	(Dollars in thousands)
Real Estate Construction and Land Development	$4,292	$6,795
Real Estate Secured by Farmland	-	-
Real Estate Secured by Residential Properties	1,077	2,113
Real Estate Secured by Nonfarm Nonresidential	10,276	6,767
Consumer Installment	47	22
Credit Cards and Related Plans	-	-
Commercial and Industrial	369	276
Loans to Finance Agricultural Production	131	-
All Other Loans	-	-
Total	$16,192	$15,973

Interest income not recognized due to loans being on nonaccrual status during the years ended December 31, 2012 and 2011 was approximately $876 thousand and $850 thousand, respectively.

32

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Troubled Debt Restructurings

Loans which management identifies as impaired generally will be nonperforming loans or restructured loans (also known as "troubled debt restructurings" or "TDRs"). As a result of adopting the amendments in ASU 2011-02, the Company reassessed all restructurings that occurred on or after the beginning of the fiscal year of adoption (January 1, 2011) to determine whether they are considered TDRs under the amended guidance. The Company identified no loans as TDRs which the allowance for loan losses had previously been measured under a general allowance methodology. TDRs are treated as impaired loans in determining the adequacy of the allowance for loan loss.

 For the year ended December 31, 2012 the following table presents a breakdown of the types of concessions made by loan class. The recorded investment balances presented are balances at the time of concessions.

		December 31, 2012
	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
	(Dollars in thousands)
Below market interest rate:
Real Estate Construction and Land Development	1	$533	$533
Real Estate Secured by Residential Properties	1	1,943	1,943

Total below market interest rate	2	$2,476	$2,476

Extended payment terms:
Real Estate Construction and Land Development	4	$819	$819
Consumer Installment	1	39	39

Total Extended Payment Terms	5	$858	$858

Total	7	$3,334	$3,334

For the year ended December 31, 2011 the following table presents a breakdown of the types of concessions made by loan class. The recorded investment balances presented are balances at the time of concessions.

		December 31, 2011
	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
	(Dollars in thousands)
Below market interest rate:
Real Estate Secured by Residential Properties	1	$219	$219
Real Estate Secured by Nonfarm Nonresidential	4	3,424	3,424
Credit Cards and Related Plans	1	33	33

Total below market interest rate	6	$3,676	$3,676

Extended payment terms:
Real Estate Construction and Land Development	2	$258	$258
Real Estate Secured by Residential Properties	3	1,549	1,549
Real Estate Secured by Nonfarm Nonresidential	3	918	918
Commercial and Industrial	2	227	227

Total Extended Payment Terms	10	$2,952	$2,952

33

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

		December 31, 2011
	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
	(Dollars in thousands)
Forgiveness of principal:
Real Estate Construction and Land Development	10	$925	$860

Total forgiveness of principal	10	$925	$860

Total	26	$7,553	$7,488

The following table presents the successes and failures of the types of modifications for the year ended December 31, 2012. The recorded investment balances presented are as of December 31, 2012.

	Paid in Full		Paying as Restructured		Converted to Non-accrual		Foreclosure/Default
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
	(Dollars in thousands)
Below market interest rate	—	$—	2	$2,359	—	$—	—	$—
Extended payment terms	—	—	5	855	—	—	—	—
Total	—	$—	7	$3,214	—	$—	$—	$—

There were no loans that were restructured during the twelve months ending on December 31, 2012 in which there has been payment default subsequent to the restructuring.

The following table presents the successes and failures of the types of modifications for the year ended December 31, 2011. The recorded investment balances presented are as of December 31, 2011.

	Paid in Full		Paying as Restructured		Converted to Non-accrual		Foreclosure/Default
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
	(Dollars in thousands)
Below market interest rate	—	$—	6	$3,679	—	$—	—	$—
Extended payment terms	1	—	8	2,750	1	161	—	—
Forgiveness of principal	10	—	—	—	—	—	—	—
Total	11	$—	14	$6,429	1	$161	$—	$—

There was one loan with a recorded investment of $545 thousand that is included in the table above that was placed on non-accrual in a prior period for the twelve months ending December 31, 2011. While the loan was not ninety days past due, it was moved into nonaccrual status due to payment concerns. There were no loans that were restructured during the twelve months ending on December 31, 2011 as a result of payment default.

34

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

5.	BANK PREMISES AND EQUIPMENT

The components of bank premises and equipment at December 31, 2012 and 2011 are as follows:

	Cost	Accumulated Depreciation	Undepreciated Cost
	(Dollars in thousands)
December 31, 2012:
Land	$10,241	$—	$10,241
Land improvements	395	232	163
Buildings	19,444	6,667	12,777
Construction in progress	75	—	75
Furniture and equipment	8,463	6,150	2,313
Total	$38,618	$13,049	$25,569

December 31, 2011:
Land	$10,241	$—	$10,241
Land improvements	394	207	187
Buildings	19,393	6,045	13,348
Construction in progress	260	—	260
Furniture and equipment	7,627	5,374	2,253
Total	$37,915	$11,626	$26,289

Depreciation expense for Bank premises and equipment during 2012, 2011 and 2010 was $1.5 million, $1.4 million and $1.4 million, respectively.

6.	INCOME TAXES

The components of income tax expense (benefit) are as follows:

	Current	Deferred	Total
	(Dollars in thousands)
Year ended December 31, 2012:
Federal	$367	$712	$1,079
State	-	320	320
	$367	$1,032	$1,399

Year ended December 31, 2011:
Federal	$(948)	$(397)	$(1,345)
State	-	(199)	(199)
	$(948)	$(596)	$(1,544)

Year ended December 31, 2010:
Federal	$831	$(1,439)	$(608)
State	135	(293)	(158)
	$966	$(1,732)	$(766)

35

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Total income tax expense was less than the amount computed by applying the federal income tax rate of 34% to income before income taxes. The reasons for the difference were as follows:

	Years ended December 31,
	2012	2011	2010
	(Dollars in thousands)
Income taxes at statutory rate	$1,493	$(873)	$32
Increase (decrease) resulting from:
Effect of non-taxable interest income	(461)	(284)	(539)
Increase (decrease) in valuation allowance	72	(36)	-
Bank owned life insurance	(129)	(110)	(101)
State taxes, net of federal benefit	211	(131)	(105)
CAHEC tax credits	(145)	(145)	(145)
Other, net	358	35	92
Applicable income taxes	$1,399	$(1,544)	$(766)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2012 and 2011 are presented below:

	2012	2011
	(Dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$3,960	$4,661
Capital loss carry forward	79	7
Postretirement benefits	284	228
Unfunded postretirement benefits	68	83
Carry forward of tax credits	756	1,034
Other	1,686	1,775

Total gross deferred tax assets	$6,833	$7,788
Valuation allowance	(79)	(7)

Total net deferred tax assets	6,754	7,781

Deferred tax liabilities:
Bank premises and equipment, principally due to differences in depreciation	179	183
Unrealized gains on securities available for sale	669	295
Other	49	24

Total gross deferred tax liabilities	897	502

Net deferred tax asset	$5,857	$7,279

The valuation allowance for deferred tax assets was $79 thousand and $7 thousand at December 31, 2012 and December 31, 2011. The valuation allowance required at December 31, 2012 and 2011 was for certain capital losses related to investments in equity securities. These losses are capital in character and the Company may not have current capital gain capacity to offset these losses. In order for these capital losses to be realized, the Company would need capital gains to offset them.

The Company does not have plans in place to generate any capital gains in the future. Accordingly, it is more likely than not that these capital losses will fail to be realized and a valuation allowance is required on this portion of the deferred tax asset.

Based on the Company’s historical and current earnings, management believes it is more likely than not the Company will realize the benefits of the deferred tax assets which are not provided for under the valuation allowance.

36

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

The Company and its subsidiary file a consolidated income tax return with the federal government separate income tax returns with the state of North Carolina. With few exceptions, the Company and its subsidiary are no longer subject to federal or state income tax examinations by tax authorities for years before 2009. Net economic loss carry forwards for North Carolina tax purposes as of December 31, 2012 totaling approximately $3.4 million will expire in 2026.

The Company has analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions.

7.	BORROWED FUNDS

Borrowed funds and the corresponding weighted average rates (WAR) at December 31, 2012 and 2011 are summarized as follows:

	2012	WAR	2011	WAR
	(Dollars in thousands)
Sweep accounts	$5,442	0.85%	$2,679	1.00%
Advances from FHLB	37,500	0.95	9,000	2.64

Total short-term borrowings	42,942	0.94	11,679	2.26

Advances from FHLB	16,000	1.77	25,500	2.23

Total long-term obligations	16,000	1.77	25,500	2.23

Total borrowed funds	$58,942	1.16%	$37,179	2.24%

The average amount of short-term borrowings and the weighted average rates for the years ended December 31, 2012 and 2011 were $39.2 million and 0.99% and $14.5 million and 1.95%, respectively.

The following table details the maturities and rates of our borrowings from the FHLB, as of December 31, 2012.

Borrow Date	Type	Principal	Term	Rate	Maturity
(Dollars in thousands)
March 12, 2008	Fixed rate	$7,500	5 years	3.54%	March 12, 2013
August 17, 2010	Fixed rate	3,000	4 years	1.49	August 18, 2014
August 17, 2010	Fixed rate	4,500	5 years	1.85	August 17, 2015
August 17, 2010	Fixed rate	2,500	6 years	2.21	August 17, 2016
August 20, 2010	Fixed rate	2,000	3 years	1.09	August 20, 2013
August 20, 2010	Fixed rate	3,000	4 years	1.48	August 20, 2014
August 20, 2010	Fixed rate	3,000	5 years	1.83	August 20, 2015
June 29, 2012	Fixed rate	7,000	1 year	0.38	June 28, 2013
December 10, 2012	Fixed rate	21,000	1 month	0.21	January 10, 2013

Pursuant to a collateral agreement with the FHLB, advances are collateralized by all the Company’s FHLB stock and qualifying first mortgage loans. The eligible residential 1-4 family first mortgage loans as of December 31, 2012, were $25.3 million. This agreement with the FHLB provides for a line of credit up to 20% of the Bank’s assets. In addition, the Bank had investment securities with a market value of $69.0 million and a book value of $68.2 million held as collateral by the FHLB on advances as of December 31, 2012. The maximum month end balances were $59.5 million, $46.0 million and $42.5 million during the years ended December 31, 2012, 2011 and 2010, respectively.

The Company has established various credit facilities to provide additional liquidity if and as needed. These include unsecured lines of credit with correspondent banks totaling $36.0 million.

The Company enters into agreements with customers to transfer excess funds in demand accounts into repurchase agreements. Under the repurchase agreement, the Company sells the customer an interest in government-sponsored enterprise securities. The customer’s interest in the underlying security shall be repurchased by the Company at the opening of the next banking day. The rate paid fluctuates with the weekly average federal funds rate minus 125 basis points and has a floor of 50 basis points. Securities with a fair value of $12.6 million secured customer sweep accounts as of December 31, 2012.

37

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

8.	RETIREMENT PLANS AND OTHER POSTRETIREMENT BENEFITS

The Company has a defined contribution 401(k) plan that covers all eligible employees. The Company matches employee contributions up to certain amounts as defined in the plan. Total expense related to this plan was $520 thousand, $504 thousand and $451 thousand in 2012, 2011 and 2010, respectively.

In 2002, the Company adopted a supplemental executive retirement plan to provide benefits for members of management and directors. The liability was calculated by discounting the anticipated future cash flows for the years ended December 31, 2012 and 2011 at 4.0% and 5.0%, respectively. The liability accrued for this obligation was $3.1 million and $2.4 million at December 31, 2012 and 2011, respectively. Charges to income are based on changes in the cash value of insurance, which funds the liability. The related expense for the years ended December 31, 2012, 2011 and 2010 was $799 thousand, $163 thousand and $343 thousand, respectively.

The Company recognizes a liability for the future death benefit provided to certain employees in relation to the postretirement benefit related to split-dollar life insurance arrangements.  During 2012 the Company expensed $108 thousand associated with the postretirement benefit related to split-dollar life insurance arrangements. During 2011 the Company did not have any expense and expensed $80 thousand in 2010. The liability amounted to $669 thousand at December 31, 2012 and $561 thousand at December 31, 2011. The calculation of the liability is based on the present value of the post-retirement cost of insurance.

The Company also has a postretirement benefit plan whereby the Company pays postretirement health care benefits for certain of its retirees that have met minimum age and service requirements. The following tables provide information relating to the Company’s postretirement health care benefit plan using a measurement date of December 31:

	2012	2011
	(Dollars in thousands)
Reconciliation of benefit obligation:
Net benefit obligation, January 1	$875	$799
Service cost	8	7
Interest cost	35	36
Actuarial (gain) loss	36	76
Benefit paid	(42)	(43)

Net benefit obligation, December 31	$912	$875

Fair value of plan assets	$—	$—

Funding status, net amount recognized in other liabilities and accumulated postretirement benefit obligation	$912	$875

	2012	2011
Change in plan assets
Fair value of plan assets at beginning of year	$-	$-
Employer contribution	42	43
Benefits paid	(42)	(43)
Fair value of plan assets at end of year	$-	$-

Recognized on balance sheet
Other assets (deferred tax)	$68	$59
Other liabilities	(912)	(875)
Accumulated other comprehensive loss, net of tax benefit	108	93
Net amount recognized	$(736)	$(723)

Recognized in accumulated other comprehensive income
Unrecognized net (loss) gain	$(176)	$(152)
Deferred tax	68	59
Net amount recognized	$(108)	$(93)

38

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Net periodic postretirement benefit cost for 2012, 2011 and 2010 includes the following components:

	2012	2011	2010
	(Dollars in thousands)
Service cost	$8	$7	$6
Interest cost	35	36	39
Amortization of prior year service cost	-	-	(8)
Net periodic postretirement benefit cost	$43	$43	$37

The following table presents assumptions relating to the plan at December 31, 2012 and 2011:

	2012	2011
Discount rate in determining benefit obligation	4.0%	4.0%
Annual health care cost trend rate	7.0%	7.0%
Ultimate medical trend rate	7.0%	7.0%
Medical trend rate period (in years)	4	4
Effect of 1% increase in assumed health care cost on:
Service and interest cost	13.5%	14.2%
Benefit obligation	12.7%	13.0%
Effect of 1% decrease in assumed health care cost on:
Service and interest cost	(11.3)%	(11.8)%
Benefit obligation	(10.7)%	(10.9)%

Health care cost trend rates are estimated at 7.0% for 2013-2016, 6.0% for years 2017-2021, and 5.0% for subsequent years.

In 2013, the Company expects to recognize $4 thousand of prior service costs, $36 thousand of interest costs and a deferred loss of $17 thousand.

Employer contributions for 2013 are expected to approximate $58 thousand. Benefits are expected to equal employer contributions for the next five years.

9.	STOCK OPTION AND RESTRICTED STOCK PLANS

During 2008, the Company adopted the 2008 Omnibus Equity Plan (the Plan) which replaced the expired 1998 Omnibus Stock Ownership and Long-Term Incentive Plan. The Plan provides for the issuance of up to an aggregate of 200,000 shares of common stock of the Company in the form of stock options, restricted stock awards and performance share awards. On June 7, 2012, the stockholders of the Company approved amendments to the Company's 2008 Omnibus Equity Plan that would increase by 190,100 the number of shares reserved under the Plan, permit nonemployee directors of the Company to participate in the Plan and increase the types of awards available for approval under the Plan. These types of awards may include restricted stock units, stock appreciation rights or similar forms of equity compensation that are valued by reference to the Company’s common stock.

Compensation cost charged to income for the years ended December 31, 2012, 2011 and 2010 was approximately $344 thousand, $21 thousand and $36 thousand, respectively, related to stock based compensation. No income tax benefit was recognized for stock based compensation, as the Company does not have any outstanding nonqualified stock options.

Stock Options

Stock options may be issued as incentive stock options or as nonqualified stock options. The term of the option will be established at the time is it granted but shall not exceed ten years. Vesting will also be established at the time the option is granted. The exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. It is the Company’s policy to issue new shares of stock to satisfy option exercises.

Restricted Stock Awards

Restricted stock awards are subject to restrictions and the risk of forfeiture if conditions stated in the award agreement are not satisfied at the end of a restriction period. During the restriction period, restricted stock covered by the award will be held by the Company. If the conditions stated in the award agreement are satisfied at the end of the restriction period, the restricted stock will become unrestricted and the certificate evidencing the stock will be delivered to the employee.

39

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

There were 55 thousand shares of non-vested restricted stock awarded during 2012 and all of these shares were outstanding and non-vested on December 31, 2012. There were no shares of non-vested restricted stock outstanding on December 31, 2011. No restricted stock shares contractually vested during 2012 or 2011. The weighted average grant date fair value of the 55 thousand shares awarded in 2012 was $11.50. The aggregate intrinsic value of the shares was $792 thousand.

Performance Shares

Performance shares may be issued based on specific performance criteria such as net income, earnings per share, asset growth, etc. Performance criteria may be different for each issuance and shares will only be issued after the performance criteria have been met. As of December 31, 2012, no performance shares had been issued under the Plan.

A summary of the status of stock options as of December 31, 2012, 2011, and 2010, and changes during the years then ended, is presented below:

	2012		2011		2010
	Number	Weighted Average Option Price	Number	Weighted Average Option Price	Number	Weighted Average Option Price
Options outstanding, beginning of year	28,513	$27.94	28,513	$27.94	57,335	$28.31
Granted	—	—	—	—	—	—
Forfeited	25,013	28.10	—	—	—	—
Exercised	—	—	—	—	(1,960)	10.00
Expired	—	—	—	—	(26,862)	30.04
Options outstanding, end of year	3,500	$26.81	28,513	$27.94	28,513	$27.94

The following table summarizes information about the stock options outstanding at December 31, 2012:

	Options Outstanding		Options Exercisable
Exercise Price	Number Outstanding December 31, 2012	Weighted- Average Remaining Contractual Life (Years)	Number Outstanding December 31, 2012	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)
$24.50	2,500	5.4	1,665	$24.50	5.4
$32.60	1,000	4.2	1,000	32.60	4.2
	3,500	5.0	2,665	$27.54	4.9

No intrinsic value existed for options outstanding or options exercisable at December 31, 2012 or December 31, 2011. No options were exercised in 2012 or 2011.

The weighted average fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. No options were granted in 2012, 2011 or 2010.

The total fair value of shares that contractually vested during 2012 and 2011 was $14 thousand and $53 thousand, respectively.

Anticipated total unrecognized compensation costs of $273 thousand related to outstanding non-vested stock options and restricted stock grants will be recognized in 2013.

40

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

10.	DEPOSITS

At December 31, 2012 and 2011, certificates of deposit of $100,000 or more amounted to approximately $94.3 million and $112.4 million, respectively.

Time deposit accounts as of December 31, 2012, mature in the following years and amounts: 2013—$148.5 million; 2014—$22.2 million; 2015—$45.9 million; 2016—$26.3 million and 2017—$7.3 million.

For the years ended December 31, 2012, 2011 and 2010, interest expense on certificates of deposit of $100,000 or more amounted to approximately $1.4 million, $1.7 million and $2.5 million, respectively.

11.	LEASES

The Company has noncancellable operating leases for three branch locations. These leases generally contain renewal options for periods ranging from three to twenty years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases during 2012, 2011 and 2010 was $549 thousand, $539 thousand and $579 thousand, respectively.

Future minimum lease payments under noncancellable operating leases as of December 31, 2012 are as follows (dollars in thousands):

Year ending December 31,
2013	$543
2014	345
2015	237
2016	177
2017	119
Thereafter	-

Total minimum lease payments	$1,421

12.	RESERVE REQUIREMENTS

There was not an aggregate net reserve balance required to be maintained under the requirements of the Federal Reserve at December 31, 2012.

13.	COMMITMENTS AND CONTINGENCIES

The Company has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments included commitments to extend credit of $125.3 million and standby letters of credit of $1.1 million.

The Company’s exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Company uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer’s creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral obtained varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, real estate, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments and anticipates funding them from normal operations.

The Company is not involved in any legal proceedings which, in management’s opinion, could have a material effect on the consolidated financial position or results of operations of the Company.

41

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

14.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value Hierarchy

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1	Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2	Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Fair value estimates are made by management at a specific point in time, based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

The following presents the carrying amount, fair value, and placement in the fair value hierarchy of the Company’s financial instruments as of December 31, 2012 and December 31, 2011. For short-term financial assets such as cash and cash equivalents, accrued interest receivable and loans held for sale the carrying amount is a reasonable estimate of fair value due to the relatively short time between the origination of the instrument and its expected realization. For financial liabilities such as noninterest-bearing demand, interest-bearing demand, savings deposits, short-term borrowing and accrued interest payable the carrying amount is a reasonable estimate of fair value due to these products having no stated maturity.

The fair value of investment securities available-for-sale are recorded at fair value utilizing Level 1, Level 2 and Level 3 inputs and is described in more detail below.

The fair value of net loans is based on estimated cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. This does not include consideration of liquidity that market participants would use to value such loans. The estimated fair values of time deposits and long-term obligations are based on estimated cash flows discounted at market interest rates.

The fair value of off-balance sheet financial instruments is considered immaterial. These off-balance sheet financial instruments are commitments to extend credit and are either short-term in nature or subject to immediate repricing.

42

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

The following tables present the carrying values and estimated fair values of the Company’s financial instruments at December 31, 2012 and December 31, 2011:

	December 31, 2012
	Carrying		Fair Value Measurements Using
(Dollars in thousands)	Amount	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$36,081	$36,081	$36,081	$—	$—
Investment securities	294,771	294,771	176,701	116,057	2,013
FHLB stock	3,790	3,790	—	3,790	—
Accrued interest receivable	4,342	4,342	—	—	4,342
Net loans	499,099	495,206	—	—	495,206
Loans held for sale	3,917	3,917	—	3,917	—
Liabilities
Demand, noninterest bearing deposits	$142,293	$142,293	$—	$142,293	$—
Demand, interest-bearing deposits	303,104	303,104	—	303,104	—
Savings deposits	56,026	56,026	—	56,026	—
Time deposits	250,243	255,210	—	255,210	—
Accrued interest payable	408	408	—	408	—
Short-term borrowing	42,942	42,942	—	42,942	—
Long-term borrowing	16,000	16,581	—	16,581	—

	December 31, 2011
	Carrying		Fair Value Measurements Using
(Dollars in thousands)	Amount	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$24,731	$24,731	$24,731	$—	$—
Investment securities	339,450	339,450	151,714	186,094	1,642
FHLB stock	3,456	3,456	—	3,456	—
Accrued interest receivable	5,308	5,308	—	—	5,308
Net loans	484,450	482,851	—	—	482,851
Loans held for sale	2,866	2,866	—	2,866	—
Liabilities
Demand, noninterest bearing deposits	$135,732	$135,732	$—	$135,732	$—
Demand, interest-bearing deposits	270,119	270,119	—	270,119	—
Savings deposits	55,517	55,517	—	55,517	—
Time deposits	336,277	343,374	—	343,374	—
Accrued interest payable	519	519	—	519	—
Short-term borrowing	11,679	11,679	—	11,679	—
Long-term borrowing	25,500	26,296	—	26,296	—

 The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, loans held for investment and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

There were no changes to the techniques used to measure fair value during the period.

Following is a description of valuation methodologies used for assets recorded at fair value.

43

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Investment Securities Available-for-Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Mortgage Banking Activity

The Company enters into interest rate lock commitments and commitments to sell mortgages. At December 31, 2012 and December 31, 2011, the amount of fair value associated with these interest rate lock commitments was $89 thousand and $76 thousand, respectively, which is included in other assets. Fair value associated with the interest rate lock commitments are classified as Level 3 measurements due to the use of significant management judgment and estimation. Forward loan sale commitments have been deemed insignificant for both periods.

Loans

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of several methods, including collateral value, market price and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2012, the majority of the total impaired loans were evaluated based on the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3. The fair values of impaired loans are generally based on judgment and therefore are considered to be Level 3 assets.

Real Estate and Repossessions Acquired in Settlement of Loans

Foreclosed assets are adjusted to fair value upon transfer of the loans to other real estate owned. Real estate acquired in settlement of loans is recorded initially at estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charged to earnings if the estimated fair value of the property less estimated selling costs declines below the initial recorded value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the foreclosed asset as nonrecurring Level 3. The fair values of foreclosed assets are generally based on judgment and therefore are considered to be Level 3 assets.

44

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Assets recorded at fair value on a recurring basis

December 31, 2012	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Investment Securities Available-for-Sale

Government-sponsored enterprises and FFCB bonds	$55,240	$15,988	$39,252	$—

Obligations of states and political subdivisions	18,474	—	18,474	—

Mortgage-backed securities	73,660	33,205	40,455	—

SBA-backed securities	106,346	106,346	—	—

Corporate bonds	41,051	21,162	17,876	2,013

Total Securities	294,771	176,701	116,057	2,013

Interest rate lock commitments	89	—	—	89

Total assets at fair value	$294,860	$176,701	$116,057	$2,102

December 31, 2011	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Investment Securities Available-for-Sale

Government-sponsored enterprises and FFCB bonds	$1,032	$—	$1,032	$—

Obligations of states and political subdivisions	28,718	6,752	21,966	—

Mortgage-backed securities	132,292	—	132,292	—

SBA-backed securities	146,637	144,962	1,675	—

Corporate bonds	30,771	—	29,129	1,642

Total Securities	339,450	151,714	186,094	1,642

Interest rate lock commitments	76	—	—	76

Total assets at fair value	$339,526	$151,714	$186,094	$1,718

45

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Assets recorded at fair value on a nonrecurring basis

December 31, 2012	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Impaired Loans

Real estate—construction and land development	$4,917	$—	$—	$4,917

Real estate—secured by residential properties	5,334	—	—	5,334

Real estate—secured by nonfarm nonresidential properties	7,204	—	—	7,204

Loans to finance agriculture production	118	—	—	118

Total impaired loans	17,573	—	—	17,573

Real estate and repossessions acquired in settlement of loans

Total real estate and repossessions acquired in settlement of loans	6,413	—	—	6,413

Total assets at fair value	$23,986	$—	$—	$23,986

December 31, 2011	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Impaired Loans

Real estate—construction and land development	$9,169	$—	$—	$9,169

Real estate—secured by residential properties	3,893	—	—	3,893

Real estate—secured by nonfarm nonresidential properties	8,805	—	—	8,805

Commercial and industrial	196	—	—	196

Total impaired loans	22,063	—	—	22,063

Real estate and repossessions acquired in settlement of loans

Real estate and repossessions acquired in settlement of loans	6,573	—	—	6,573

Total assets at fair value	$28,636	$—	$—	$28,636

At December 31, 2012, impaired loans totaled $31.0 million. Included in this total were $12.6 million in loans adjusted to fair value through specific reserves of $1.2 million and $10.8 million in loans adjusted to fair value through partial charge-offs of $4.6 million, resulting in a fair value of $17.6 million. At December 31, 2011, impaired loans totaled $31.3 million. Included in this total were $14.4 million in loans adjusted to fair value through specific reserves of $2.5 million and $16.1 million in loans adjusted to fair value through partial charge-offs of $5.9 million, resulting in a fair value of $22.1 million.

46

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

As of December 31, 2012 there were $6.8 million of Level 2 investment securities available for sale that were reported as Level 1 as of December 31, 2011. These obligations of states and political subdivisions were transferred from Level 1 to Level 2 during 2012 because the December 31, 2011 pricing was based on the Company’s actual trades for the securities at initial purchase while the December 31, 2012 pricing was through a pricing system.

During 2012 and 2011 there were no investment securities transferred in or out of Level 3. The tables below present a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during 2012 and 2011.

	Corporate Bonds	Interest Rate Lock Commitments	Total
	(Dollars in thousands)
Balance, December 31, 2011	$1,642	$76	$1,718
Total gains or losses (realized/unrealized):
Included in earnings	—	13	13
Included in other comprehensive income	371	—	371
Purchases, issuances, and settlements	—	—	—
Transfers in to/out of Level 3	—	—	—
Balance, December 31, 2012	$2,013	$89	$2,102

	Corporate Bonds	Interest Rate Lock Commitments	Total
	(Dollars in thousands)
Balance, December 31, 2010	$1,716	$101	$1,817
Total gains or losses (realized/unrealized):
Included in earnings	—	(25)	(25)
Included in other comprehensive income	(74)	—	(74)
Purchases, issuances, and settlements	—	—	—
Transfers in to/out of Level 3	—	—	—
Balance, December 31, 2011	$1,642	$76	$1,718

For Level 3 assets and liabilities measured at fair value on a recurring or non-recurring basis as of December 31, 2012, the significant unobservable inputs used in the fair value measurements were as follows:

	Fair		Significant	Significant
Level 3 Assets with	Value	Valuation	Unobservable	Unobservable
Significant Unobservable Inputs	At 12/31/2012	Technique	Inputs	Input Value

Corporate Bonds	$1,026	Fundamental Analysis	Spread	+200 BBB
		Pricing Model		Bank Paper
			Yield	6.00%

Corporate Bonds	987	Fundamental Analysis	Spread	+425 LIBOR
		Pricing Model		Index
			Yield	4.56%

Interest Rate Lock Commitments	89	Pricing Model	Weighted average Closing Ratio	90%

Impaired Loans	17,573	Discounted appraisals(1)	Appraisal adjustments(2)	8% to 93%

Real estate and repossessions acquired in settlement of loans	6,413	Discounted appraisals(1)	Appraisal adjustments(2)	8% to 87%

47

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

(1)	Fair value is generally based on appraisals of the underlying collateral but is also based on discounted cash flows for some loans.

(2)	Appraisals may be adjusted by management for customized discounting criteria, estimated sales costs, and proprietary qualitative adjustments.

The significant unobservable inputs used in the fair value measurement of the Company’s Corporate Bonds are the yield expected to be earned on the bonds and the spread. The yield is applied to a discounted cash flow in order to arrive at a price and corresponding market value. A discount margin represents a spread over the floating rate index. Spread represents an additional yield that is applied over a comparable security or curve (such as the treasury curve). Yield of the comparable or curve plus the “spread” in basis points is equal to the yield or discount rate applied in a discounted cash flow in order to arrive at a price and corresponding market value. The spread is based on various factors such as liquidity, earning history and capital ratios.

The significant unobservable input used in the fair value measurement of the Company’s interest rate lock commitments (IRLC) is the closing ratio, which represents the percentage of loans currently in a lock position which management estimates will ultimately close. Generally the fair value of an IRLC is positive if the prevailing interest rate is lower than the IRLC rate. The fair value would be negative if the prevailing rate was higher. When a higher percentage of loans are estimated to close, the increase in the closing ratio will result in a positive effect to fair value. The closing ratio is dependent upon the loan processing stage that a loan is currently in and the change in prevailing interest rates from the time of the rate lock.

Impaired loans and real estate and repossessions acquired in settlement of loans classified as Level 3 are based on management’s judgment and estimation.

15.	REGULATORY MATTERS

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 2012, that the Bank and the Company meet all capital adequacy requirements to which they are subject.

48

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Based on the most recent notification from the FDIC, the Bank is well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts, in thousands, and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes	To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Ratio	Ratio
As of December 31, 2012:
Total Capital (to Risk Weighted Assets)	$85,691	13.60%	≥ 8.00%	≥ 10.00%
Tier 1 Capital (to Risk Weighted Assets)	77,850	12.35	≥ 4.00	≥ 6.00
Tier 1 Capital (to Average Assets)	77,850	8.58	≥ 4.00	≥ 5.00

As of December 31, 2011:
Total Capital (to Risk Weighted Assets)	$83,209	13.85%	≥ 8.00%	≥ 10.00%
Tier 1 Capital (to Risk Weighted Assets)	75,642	12.59	≥ 4.00	≥ 6.00
Tier 1 Capital (to Average Assets)	75,642	8.25	≥ 4.00	≥ 5.00

The following table lists Bancorp’s actual capital amounts, in thousands, and ratios:

	Actual		For Capital Adequacy Purposes	To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Ratio	Ratio
As of December 31, 2012:
Total Capital (to Risk Weighted Assets)	$85,691	13.60%	≥ 8.00%	≥ 10.00%
Tier 1 Capital (to Risk Weighted Assets)	77,850	12.35	≥ 4.00	≥ 6.00
Tier 1 Capital (to Average Assets)	77,850	8.58	≥ 3.00	≥ 5.00

As of December 31, 2011:
Total Capital (to Risk Weighted Assets)	$83,209	13.85%	≥ 8.00%	≥ 10.00%
Tier 1 Capital (to Risk Weighted Assets)	75,642	12.59	≥ 4.00	≥ 6.00
Tier 1 Capital (to Average Assets)	75,642	8.25	≥ 3.00	≥ 5.00

During April 2011, the Bank’s Board of Directors adopted a resolution at the request of the Federal Deposit Insurance Corporation to the effect that the Bank, through its management, will take various actions designed to address issues related to the Bank’s operations. The Resolution provides that, among other things, the Bank will (1) establish and continue to maintain an adequate reserve for loan losses, and review the adequacy of the reserve with the Board prior to each quarter-end and make appropriate provisions to the reserve; (2) in order to maintain sufficient capital levels, establish and document a prudent policy regarding cash dividends the Bank pays to Bancorp, document an analysis of amounts to be paid by each quarter-end prior to payment, and not pay any cash dividend to Bancorp without seeking the prior approval of the FDIC and N.C. Commissioner of Banks; (3) implement various recommendations regarding risk management policies and practices for the Bank’s funds management and investment functions; (4) provide for the internal audit program to include a review and coverage of activities sufficient to determine compliance with the Bank’s policies, applicable laws and regulations and sound banking principles, and identification of audit personnel who periodically report directly to the Board; (5) correct or eliminate various credit administration weaknesses and establish an effective credit administration function, and ascertain that all necessary supporting documentation is obtained and evaluated before loans are extended; and (6) correct violations of and ensure further compliance with applicable laws, rules and regulations.

49

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

The Bank has complied with the necessary actions in all aspects of the board resolution as of December 31, 2012.

Dividends

The Company’s dividend payments are typically made from dividends received from the Bank. The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits (retained earnings) as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the Bank. As noted above, in accordance with the Board Resolution, the Bank must seek approval from the FDIC and the NC Commissioner of Banks prior to paying dividends to Bancorp.

16.	ECB BANCORP, INC. (PARENT COMPANY)

ECB Bancorp, Inc.’s principal asset is its investment in the Bank, and its principal source of income is dividends from the Bank. The Parent Company condensed balance sheets as of December 31, 2012 and 2011, and the related condensed statements of income (loss) and cash flows for the years ended December 31, 2012, 2011, and 2010 are as follows:

CONDENSED BALANCE SHEETS

	2012	2011
	(Dollars in thousands)
Assets
Investment in subsidiary	$83,465	$80,443

Total assets	$83,465	$80,443

Shareholders’ Equity

Total shareholders’ equity	$83,465	$80,443

CONDENSED STATEMENTS OF INCOME (LOSS)

	2012	2011	2010
	(Dollars in thousands)
Dividends from bank subsidiary	$897	$1,438	$1,695
Equity in undistributed income (losses) of subsidiary	2,095	(2,462)	(835)

Net income (loss)	$2,992	$(1,024)	$860

50

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

CONDENSED STATEMENTS OF CASH FLOWS

	2012		2011		2010
	(Dollars in thousands)
OPERATING ACTIVITIES:
Net income (loss)		$2,992		$(1,024)	$860
Undistributed (income) losses of subsidiary		(2,095)		2,462	835
Net change in other assets & other liabilities		—		—	321
Stock based compensation		344		21	36

Net cash provided by operating activities		1,241		1,459	2,052

INVESTING ACTIVITIES:
Payment for investments in subsidiary		(344)		(21)	(17,927)

Net cash used by investing activities		(344)		(21)	(17,927)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock		—		—	19
Cash dividends paid		(897)		(1,438)	(2,016)

Net cash used in financing activities		(897)		(1,438)	(1,997)

Net change in cash	$	(—)	$	(—)	$(17,872)

17.	RELATED PARTY TRANSACTIONS

Bancorp and the Bank have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers and their associates (“Related Parties”) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Those transactions neither involve more than normal risk of collectability nor present any unfavorable features.

Loans at December 31, 2012 and 2011 include loans to officers and directors and their associates totaling approximately $2.1 million and $2.8 million, respectively. During 2012, $0.1 million in loans were disbursed to officers, directors and their associates and principal repayments of $0.8 million were received on such loans.

18.	U.S. Treasury’s Troubled Asset Relief Program (TARP) Capital Purchase Program

On January 16, 2009, we issued Series A Preferred Stock in the amount of $17,949,000 and a warrant to purchase 144,984 shares of our common stock to the U.S. Treasury as a participant in the TARP Capital Purchase Program. The Series A Preferred Stock qualifies as Tier 1 capital for purposes of regulatory capital requirements and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. Until the U.S. Treasury ceases to own our securities sold under the TARP Capital Purchase Program, the compensation arrangements for our senior executive officers must comply in all respects with the U.S. Emergency Economic Stabilization Act of 2008 and the rules and regulations thereunder.

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